EXHIBIT 10.45

SIXTH AMENDMENT TO THE

CALIFORNIA PIZZA KITCHEN, INC.

1998 STOCK-BASED INCENTIVE COMPENSATION PLAN

AS AMENDED DECEMBER 15, 2008

THIS SIXTH AMENDMENT TO THE CALIFORNIA PIZZA KITCHEN, INC. 1998 STOCK-BASED INCENTIVE COMPENSATION PLAN (this “Sixth Amendment”) is made and adopted by CALIFORNIA PIZZA KITCHEN, INC., a Delaware corporation (the “Company”), as of December 15, 2008. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Company has adopted the California Pizza Kitchen, Inc. 1998 Stock-Based Incentive Compensation Plan (the “Plan”) for the benefit of employees, directors and independent consultants;

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 8 thereof;

WHEREAS, the Company desires to amend the Plan; and

WHEREAS, this Sixth Amendment was approved by the Board of Directors of the Company on December 15, 2008.

NOW THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1. Section 2 of the Plan is hereby amended by the addition of new subsections 2.3, 2.4 and 2.13 as follows, with all other subsections of Section 2 renumbered accordingly:

“2.3 “Cause” means the definition set forth in a Holder’s employment agreement with the Company, or, if such Holder does not have an employment agreement, then as set forth in such Holder’s severance agreement with the Company, or, if such Holder does not have a severance agreement, includes, without limitation: (i) Holder’s commission of a felony or other crime involving moral turpitude; (ii) Holder’s gross negligence or willful misconduct in connection with the performance of Holder’s duties for the Company; (iii) Holder’s willful failure to follow the lawful instructions of Holder’s supervisor; and (iv) a breach of Holder’s fiduciary duty to the Company for personal profit or otherwise.

2.4 “Change in Control” means the occurrence of any of the following events:

(i) A change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (a “Business Combination”); excluding, however, such a Business Combination pursuant to which individuals and entities who are the beneficial owners of the Company’s voting securities outstanding immediately prior to such Business Combination will beneficially own in substantially the same proportions as their ownership immediately prior to such Business Combination, directly or indirectly, securities possessing more than 50% of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (i) above, the term “look-back” date shall mean the later of (1) February 5, 1998 or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.

Any other provision of this Section 2.4 notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Common Stock to the public.”

2.13 “Good Reason” means the occurrence of any of the following, without the Holder’s express written consent::

(i) a material adverse alteration in the nature of the Holder’s position, duties or responsibilities from those in effect immediately prior to a Change in Control;

(ii) the Company’s reduction of the Holder’s base salary or hourly wage rate, as the case may be, from that in effect immediately prior to a Change in Control; or

(iii) the relocation of the location at which the Holder is principally employed which results in the one-way commuting distance for the Holder increasing by more than thirty (30) miles as compared to the Holder’s one-way commuting distance as of immediately prior to a Change in Control.

2. The following new Section 8 is inserted after Section 7, with all sections thereafter renumbered accordingly:

“8. Impact of Change in Control.

(a) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award may be assumed or an equivalent Award substituted by the successor entity or a parent or subsidiary of the successor entity. In the event an Award is assumed or an equivalent Award substituted, and a Holder’s employment or service with the Company is terminated by the Company without Cause or by the Holder for Good Reason, within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such assumed or substituted Award. For the purposes of this Section 8, an Award shall be deemed to be assumed or substituted if, following the Change in Control, the Award is (i) assumed by the successor or survivor corporation, or a parent or subsidiary thereof, (ii) substituted by an award of the same type covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate and equitable adjustments as to the number and kind of shares and prices or (iii) substituted by an award that confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares).

(b) In the event that the successor entity in a Change in Control does not assume or substitute for any Award, the Award shall be fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on the Award shall lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Committee shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.”

3. This Sixth Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. This Sixth Amendment shall be effective as of December 15, 2008.

5. Except as set forth herein, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this Sixth Amendment to the Plan to be executed, effective as set forth above.

CALIFORNIA PIZZA KITCHEN, INC.

By:	/s/ Susan M. Collyns
Name:	Susan M. Collyns
Title:	Senior Vice President, Finance, Chief Financial Officer